EXHIBIT 23.1


                                  LETTERHEAD OF
                           SCHNEIDER & ASSOCIATES, LLP
                          1000 WOODBURY ROAD, SUITE 208
                               WOODBURY, NY 11797




                                         March 1, 2005


First Montauk Financial Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

                  Re:      First Montauk Financial Corp.
                           Registration Statement on Form S-8

 Ladies/Gentlemen:

     We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 pertaining to First Montauk Financial Corp.'s 2002 Incentive Stock Option Plan, 1996 Senior Management Stock Option Plan, as amended; and 2002 Non-Executive Director Stock Option Plan of our report dated March 18, 2004, with respect to the consolidated financial statements of First Montauk Financial Corp., incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                         Very truly yours,

                                         /s/ Schneider & Associates,  LLP


                                         SCHNEIDER & ASSOCIATES,  LLP